UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2018

Date of Report (Date of earliest event reported)

iFresh, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	###-##-####
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2018, promptly after the Annual Meeting (as defined below), iFresh Inc. (the “Company”) held a board meeting at which the Company appointed Adam (Xin) He as its Chief Financial Officer. Mr. He was a director of the Company until the Annual Meeting, and he replaces Alfred Chung-Chieh Ying as the Company’s Chief Financial Officer, who was .

Mr. He was our director from November 2017 until March 2018. Mr. He has served as Chief Financial Officer of Wanda America Investment Holding Co. since May 2012, and has managed two projects for Wanda Commercial Properties Group (HKG: 3699) since February 2015. Mr. He served as Chief Financial Officer of AMC Entertainment Holdings, Inc.(NYSE: AMC) from August 2012 to February 2015, a publicly traded company principally involved in the theatrical exhibition business owning and operating 660 theatres primarily located in the United States. He served as board advisor to Professional Diversify Network (Nasdaq: IPDN) in Chicago, and an independent director for Energy Focus Inc. (Nasdaq: EFOI) in Cleveland from July 2014 to April 2015. From December 2010 to May 2012, he served as Financial Controller of Xinyuan Real Estate Co.(NYSE: XIN), a publicly traded developer of large scale, high quality residential real estate projects. Previously, Mr. He served as an auditor at Ernst & Young, LLP in New York, and held various roles at Chinatex Corporation. Mr. He obtained a Master of Science in Taxation from Central University of Finance and Economics in Beijing, and a Master of Science in Accounting from Seton Hall University in New Jersey. He is a Certified Public Accountant.

Concurrently with his appointment, the Board of Directors approved an employment agreement for Mr. He (the “Employment Agreement”). The Employment Agreement provides for a three year term and which is automatically renewed for additional one-year terms unless terminated by either party prior to the end of the term. Mr. He will receive a base salary of $250,000 per year and be entitled to receive bonuses as determined by the Board of Directors. In addition, Mr. He was granted 300,000 shares of the Company’s common stock under the Company’s equity incentive plan, which will vest over a three year term.

In the event of Mr. He’s death or disability, if the Company terminates his employment without cause, or if he terminates his employment for good reason, vesting of the shares will accelerate. In the event that the employment agreement is terminated by the Company without cause or by Mr. He for good reason, Mr. He will receive a continuation of his salary for twelve months. In the event that the employment agreement is terminated in connection with a change of control, Mr. He will receive a lump sum payment equal to his salary for twelve months.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 30, 2018, the Company held its Annual Meeting of stockholders (the “Annual Meeting”). The only item presented at the Annual Meeting was the election of directors. Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Vote
Long Deng	8,980,648	1,000	0
Lilly Deng	8,980,648	1,000	0
Jianming You	8,980,648	1,000	0
Mark Fang	8,980,648	1,000	0
Jay Walder	8,980,648	1,000	0

Promptly after the Annual Meeting, the Board of Directors held a board meeting at which the Board of Directors determined that each of Mark Fang, Jianming You and Jay Walder were independent directors, and that each of them would serve on each of the Audit Committee, the Nominating Committee and the Compensation Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated April 2, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 3, 2018

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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